Exhibit 99.1

JBI, Inc. Announces Potential Settlement of Class Action Lawsuit, Rescheduled Conference Call and Delayed 10-Q Filing

Niagara Falls, New York, August 9, 2013 - JBI, Inc. (the “Company” or “JBI”) (OTCQB: JBII), a clean energy company that recycles waste plastic into liquid fuels, announced today that it entered into a stipulation agreement in potential settlement of the previously disclosed class action lawsuit filed by certain stockholders of the company.

Under the stipulation agreement, the company would agree to issue shares of its common stock that will comprise a settlement fund, the number of which will be dependent on the price per share of the Company’s common stock during a period preceding the date of the Court’s entry of final judgment in the case. Further details in regards to the settlement can be found in the Form 8-K filed today with the Securities and Exchange Commission, located at www.sec.gov.

In addition, the Company announced it is rescheduling its previously disclosed investor conference call from Monday August 12, 2013 at 1:00PM to Thursday, August 15, 2013 at 11:00AM EDT.  This conference call will be led by the Company’s management team, will review the second quarter 2013 results and provide an operations update.

The rescheduling of the conference call was necessitated by the Company’s decision to extend the filing date of its Form 10-Q for the second quarter of 2013, as reported by the Company in its Form 12b-25 filed today with the Securities and Exchange Commission. The Company’s filing date was extended to August 14, 2013.

Please note the amended details for the rescheduled conference call:

Date: Thursday, August 15, 2013

Time: 11:00AM, Eastern Daylight Time

Questions: Questions to be considered for the call can continue to be e-mailed to ir@jbi.net prior to 11:59PM on Monday, August 12, 2013.

Conference Access: US Participants dial (800) 762-4758. Canadian and International callers dial (480) 629-9035.

Disclaimer: There is a 500 caller maximum on a first-come, first-served basis. In order for callers to be admitted, callers must provide first and last name, company, and valid phone number. Participation is subject to the discretion of JBI, Inc.

For further information about the Company’s second quarter 2013 results, including its financial results, readers of this press release should review the Company’s disclosures in its Quarterly Report on Form 10-Q, which will be publicly available on the website of the Securities and Exchange Commission at www.sec.gov subsequent to being filed.

About JBI, Inc.

JBI, Inc. is a clean energy company that recycles waste plastic into liquid fuels. JBI’s proprietary Plastic2Oil technology can deliver economic and environmental benefits by replacing refined fuels and diverting waste plastic from landfills. For further information, please visit www.plastic2oil.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 15, 2013, as amended on April 30, 2013, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

Chris Irons
Corporate Communications & Investor Relations Manager
716.471.5995
ir@jbi.net

MEDIA INQUIRIES

media@jbi.net
or please visit the JBI, Inc. Newsroom at
www.plastic2oil.com